EXHIBIT 10.25

FORBEARANCE AND WARRANT MODIFICATIONAGREEMENT

This Forbearance and Warrant Modification Agreement (this “Agreement”) is made and entered into this 25th day of February 2009, by and between NATIONAL HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”) and CHRISTOPHER C. DEWEY (the “Lender “).

W I T N E S S E T H:

WHEREAS, prior hereto, Borrower and Lender entered into a Securities Purchase Agreement dated February 22, 2007 (the “Securities Purchase Agreement”), whereby Lender agreed to loan Borrower Five Hundred Thousand ($500,000) Dollars, as evidenced by that certain promissory note of even date therewith (the “Note”) in favor of Lender; and

WHEREAS, as of February 22, 2009 (the “Principal Payment Date”), $500,000 of principal was due and owing under the Note, not giving effect to expiration of applicable grace periods; and

WHEREAS, pursuant to the Securities Purchase Agreement, the Borrower issued to Lender a warrant, dated February 22, 2007 (the “Warrant”), to purchase 125,000 shares of Borrower’s Common Stock, $0.02 par value at a purchase price per share (the “Exercise Price”) of $1.40; and

WHEREAS, the Borrower desires Lender to presently forbear from exercising its rights and remedies to collect principal and accrued interest due under the Note (the “Indebtedness”) as of the Principal Payment Date; and

WHEREAS, Lender is willing to presently forbear from exercising its rights and remedies to collect the Indebtedness, subject to a modification of the Exercise Price, and on the other terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrower each hereby agree as set forth in this Agreement.

1.           Use of Defined Terms.  Except as expressly set forth in this Agreement, all terms which have an initial capital letter where not required by the rules of grammar are defined to the Note or Securities Purchase Agreement.

2.           Reservation of Rights.  Subject to Section 3 below, Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Note or Securities Purchase Agreement, applicable law or otherwise, as a result of any Events of Default occurring after the date hereof.  Subject to Section 3 hereof, nothing contained herein shall be construed as a waiver of the failure of the Borrower to comply with the terms of the Note or Securities Purchase Agreement after the date hereof.

3.           Forbearance.  For good and valuable consideration, Lender agrees that it shall not demand payment, exercise setoff rights or seek to collect from the Borrower any obligations evidenced by the Note or join in any petition or otherwise initiate any insolvency case, reorganization or any other similar legal proceeding against the Borrower, for a period of expiring on the close of business on May 1, 2009.

4.           Modification of Exercise Price.  As a material inducement to the Lender to enter into this Agreement, the Warrant is hereby amended as follows:  the Exercise Price of the Warrant is One Dollar ($1.00).  Except as modified hereby, the Warrant shall remain in full force and effect.

5.           Authority to Execute this Agreement.  The Borrower represents and warrants that it has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

6.           Construction.

A.          This Agreement shall be interpreted, construed and governed by and under the laws of the State of New York, without regard to its conflicts of law doctrine.

B.           This Agreement shall be binding on the Borrower and its respective successors and heirs, and shall inure to the benefit of Lender, its successors, assigns, affiliates, divisions and parent.  This Agreement cannot be assigned by the Borrower at any time.  Lender may assign this Agreement without notice or to the consent of the Borrower.

C.           Whenever required by context, the masculine pronouns will include the feminine and neuter genders, and the singular will include the plural, and vice versa.  This Agreement constitutes the entire agreement between the Borrower and Lender with regard to the subject matter hereof.

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IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as of the date first set forth above.

NATIONAL HOLDINGS CORPORATION

By:  /S/ MARK GOLDWASSER
Mark Goldwasser, CEO

/S/ CHRISTOPHER C. DEWEY
Christopher C. Dewey